     As filed with the Securities and Exchange Commission on November 22, 2002.
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   __________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   __________

                           CONSTAR INTERNATIONAL INC.
             (Exact name of Registrant as specified in its charter)

                                  One Crown Way
   Delaware                Philadelphia, PA 19154-4599           13-1889304
  (State of              (Address of principal executive      (I.R.S. Employer
Incorporation)                 offices) (Zip Code)           Identification No.)

                           CONSTAR INTERNATIONAL INC.
                         401(k) RETIREMENT SAVINGS PLAN

                            (Full Title of the Plan)

                               Michael J. Hoffman
                       President, Chief Executive Officer
                           Constar International Inc.
                                  One Crown Way
                           Philadelphia, PA 19154-4599
                                 (215) 552-3700

(Name, address, and telephone number, including area code, of agent for service)

                                 With a Copy to:

                             William G. Lawlor, Esq.
                                     Dechert
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                                 (215) 994-4000

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------
      Title Of                                       Proposed               Proposed
     Securities                  Amount              Maximum                 Maximum            Amount Of
        To Be                    To Be               Offering               Aggregate         Registration
   Registered (1)            Registered (1)     Price Per Share(2)      Offering Price(2)          Fee
--------------------------------------------------------------------------------------------------------------
Common Stock of Constar
International Inc., par      100,000 shares             $11.51(2)            $1,151,000(2)           $105.90
value $.01 per share to
be issued under the Plan
--------------------------------------------------------------------------------------------------------------
TOTAL                        100,000 shares                                  $1,151,000              $105.90
--------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The registration fee for the shares of Common Stock to be issued under the Constar International Inc. 401(k) Retirement Savings Plan (the "Plan") was calculated in accordance with Rule 457(c) of the Securities Act of 1933, as amended, on the basis of $11.51 per share, the average high and low prices of Common Stock par value $0.01 per share ("Common Stock") of the Registrant as reported on the Nasdaq National Market on November 15, 2002. Pursuant to Rule 416(a), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of the Registrant.
================================================================================

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

               Information required in Part I of Form S-8 to be contained in a prospectus meeting the requirements of Section 10(a) of the Securities Act is not required to be filed with the Securities and Exchange Commission (the "Commission") and is omitted from this Registration Statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

               The following documents of Constar International Inc. (the "Registrant") and the Constar International Inc. 401(k) Retirement Savings Plan (the "Plan"), filed or to be filed with the Commission, are incorporated by reference in this Registration Statement as of their respective dates:

                      (a) Form S-1 filed by the Registrant on May 23, 2002 (file number 333-88878) as most recently amended;

                      (b) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since May 23, 2002;

                      (c) the description of the Registrant's Common Stock contained in the registration statement on Form S-1, filed on May 23, 2002, including any amendment or report filed for the purpose of updating such description;

                      (d) all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document, which is incorporated by reference into this Registration Statement.

Item 4.  Description of Securities.

               Not applicable.

Item 5.  Interests of Named Experts and Counsel.

               Not applicable.

Item 6.  Indemnification of Directors and Officers.

               The Registrant is incorporated under the laws of the State of Delaware. Section 145 ("Section 145") of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

               Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

               Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

               The Registrant's restated certificate of incorporation and restated bylaws provide for the indemnification of officers and directors to the fullest extent permitted by the Delaware Code.

               All of the Registrant's directors and officers will be covered by insurance policies against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act of 1934, as amended.

Item 7.  Exemption from Registration Claimed.

               Not applicable.

Item 8.  Exhibits.

               Reference is made to the Exhibit Index which appears on page 8 of this Registration Statement and is incorporated herein by reference for a detailed list of the exhibits filed as a part hereof.

               The undersigned Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

         Undertakings required by Item 512(a) of Regulation S-K:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                      (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Undertakings required by Item 512(b) of Regulation S-K:

               The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Undertakings required by Item 512(h) of Regulation S-K:

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Commonwealth of Pennsylvania, on this 22nd day of November, 2002.

                                       CONSTAR INTERNATIONAL INC.



                                       By: /s/ Michael J. Hoffman
                                           -------------------------------------
                                           Michael J. Hoffman
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

               KNOW TO ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael J. Hoffman his attorney-in-fact, with full power of substitution and resubstitution, for him in any and all capacities, to sign any or all amendments or post-effective amendments to this Registration Statement and to file the same with the Securities and Exchange Commission, granting unto him full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that he, or his agent or substitutes, may do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.


/s/ Michael J. Hoffman                                           11/22/02
---------------------------                                   -----------------
Michael J. Hoffman             President, Chief Executive     Date
                               Officer and Director
                               (Principal Executive Officer)

/s/ James C. Cook                                                11/22/02
---------------------------                                   -----------------
James C. Cook                  Executive Vice President,      Date
                               Chief Financial Officer and
                               Director (Principal
                               Financial and Accounting
                               Officer)

/s/ Charles F. Casey                                             11/22/02
---------------------------                                   -----------------
Charles F. Casey               Director                       Date


/s/ John W. Conway                                               11/22/02
---------------------------                                   -----------------
John W. Conway                 Director                       Date

/s/ William G. Little                                         11/22/02
---------------------------                                   --------------
William G. Little              Director                       Date


/s/ Frank J. Mechura                                          11/22/02
---------------------------                                   --------------
Frank J. Mechura               Director                       Date


/s/ Alan W. Rutherford                                        11/22/02
---------------------------                                   --------------
Alan W. Rutherford             Director                       Date


---------------------------                                   --------------
Angus F. Smith                 Director                       Date


               The Plan. Pursuant to the requirements of the Securities Act, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 22nd day of November, 2002.

                                       CONSTAR INTERNATIONAL INC.
                                       401(k) RETIREMENT SAVINGS PLAN



                                       By: /s/ Jerry A. Gunderson
                                           --------------------------------
                                           Jerry A. Gunderson
                                           Member of Plan's
                                           Administrative Committee

EXHIBIT INDEX
Exhibit Number                                               Description
--------------                                               -----------
4.1                                                          Registrant's Certificate of Incorporation
                                                             (incorporated by reference to Exhibit 3.1 of
                                                             Registrant's  Registration Statement on Form S-1
                                                             filed with the Commission on May 23, 2002
                                                             (Registration No. 333-88878) as most recently
                                                             amended).

4.2                                                          Bylaws of the Registrant (incorporated by reference
                                                             to Exhibit 3.2 of the Registrant's Registration
                                                             Statement on Form S-1 filed with the Commission
                                                             on May 23, 2002 (Registration No. 333-88878) as
                                                             most recently amended).

5.1                                                          Opinion of Dechert (counsel to the Registrant).

23.1                                                         Consent of PricewaterhouseCoopers LLP.

24.1                                                         Power of Attorney (included on signature page).